March 26, 1997



Conseco, Inc.
Conseco Financing Trust III
11825 North Pennsylvania Street
Carmel, Indiana 46032


Ladies and Gentlemen:

         We have acted as special tax counsel for Conseco, Inc. ("Conseco"), an Indiana corporation, and Conseco Financing Trust III (the "Trust"), a Delaware business trust, in connection with a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about October 29, 1996 (as amended through the date hereof, the "Registration Statement") which registered, among other things, Capital Securities (the "Capital Securities") of the Trust (liquidation amount of $1,000 per Security). In connection therewith, we have participated in the preparation of, and have reviewed, portions of the Registration Statement, including the prospectus (the "Prospectus") and the form of prospectus supplement (the "Prospectus Supplement") included therewith with respect to the Trust.

         We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, (i) the form of indenture (the "Indenture") between Conseco and Fleet National Bank, as trustee; (ii) the form of Third Supplemental Indenture to be used in connection with the issuance of the Subordinated Deferrable Interest Debentures of Conseco due 2027 (the "Subordinated Debentures") (the "Supplemental Indenture"), which Supplemental Indenture includes the form of the Subordinated Debentures; (iii) the form of declaration of trust for the Trust (the "Declaration"), which Declaration includes the form of the Capital Securities; (iv) the form of guarantee by Conseco with respect to the Capital Securities (the "Guarantee"); and (v) certain other relevant documents used in connection with the issuance of the Subordinated Debentures, the Capital Securities and the Guarantee (collectively the "Operative Documents"). As to certain questions


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Conseco, Inc.
Conseco Financing Trust III
March 26, 1997
Page 2

of fact material or relevant to the opinion expressed herein, we have relied upon a certificate obtained from an officer of Conseco and have assumed the accuracy of the facts certified or stated to us and have made no independent investigation of such facts.

         Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form filed as exhibits to the Registration Statement and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm, in all material respects, that the discussion set forth in the Prospectus Supplement with respect to the Trust under the heading "United States Federal Income Taxation" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

         We hereby consent to the use of our name in the above-captioned Registration Statement and to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                         Very truly yours,

                                         /s/ LOCKE REYNOLDS BOYD & WEISELL
                                         ---------------------------------
                                         LOCKE REYNOLDS BOYD & WEISELL